Runway Growth Finance Corp. Reports Second Quarter 2025 Financial Results

Delivered Total and Net Investment Income of $35.1 million and $13.9 million, Respectively

Investment Portfolio of $1.0 billion

Conference Call Today, Thursday, August 7, 2025 at 5:00 p.m. ET

MENLO PARK, Calif., August 7, 2025—Runway Growth Finance Corp. (Nasdaq: RWAY) (“Runway Growth” or the “Company”), a leading provider of flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity, today announced its financial results for the second quarter ended June 30, 2025.

Second Quarter 2025 Highlights

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Total investment income of $35.1 million
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Net investment income of $13.9 million, or $0.38 per share
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Net asset value of $498.9 million, or $13.66 per share
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Dollar-weighted annualized yield on debt investments of 15.40%
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Two investments completed in new portfolio companies and one investment with an existing portfolio company, representing $37.8 million in funded investments
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Aggregate proceeds of $25.0 million in principal prepayments and $4.2 million from scheduled amortization
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Repurchased 815,408 shares during the quarter for an aggregate purchase price of $8.1 million.

Third Quarter 2025 Distributions

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Declared total distributions for the third quarter of $0.36 per share, comprised of:
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A third quarter 2025 regular dividend of $0.33 per share
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A third quarter 2025 supplemental dividend of $0.03 per share

“Runway Growth demonstrated our consistent earnings power, expanded origination channels, and enhanced solutions set in the second quarter,” said David Spreng, Founder and CEO of Runway Growth. “Our investment activity delivers on the strategy we set forth at the beginning of 2025, optimizing Runway Growth’s portfolio through diversification of loan size, expanding the financing solutions we offer through new products for borrowers, and maximizing our existing commitments through diligent risk mitigation. Looking ahead, Runway Growth is positioned to deliver superior risk-adjusted returns for our shareholders and will continue to apply a critical lens to evaluating opportunities that support our strategic imperatives.”

Second Quarter 2025 Operating Results

Total investment income for the quarter ended June 30, 2025 was $35.1 million, compared to $34.2 million for the quarter ended June 30, 2024.

Net investment income for the quarter ended June 30, 2025 was $13.9 million, or $0.38 per share, compared to $14.6 million, or $0.37 per share, for the quarter ended June 30, 2024.

The Company's dollar-weighted annualized yield on average debt investments for the quarter ended June 30, 2025 was 15.4%. The Company calculates the yield on dollar-weighted debt investments for any period measured as (1) total investment-related income during the period divided by (2) the daily average of the fair value of debt investments, including investments on non-accrual status, outstanding during the period.

Operating expenses for the quarter ended June 30, 2025 were $21.2 million, compared to $19.6 million for the quarter ended June 30, 2024.

Net realized loss on investments was $1.5 million for the quarter ended June 30, 2025, compared to no net realized gains or losses for the quarter ended June 30, 2024.

For the quarter ended June 30, 2025, net change in unrealized gain on investments was $4.4 million, compared to a net change in unrealized loss on investments of $6.3 million for the quarter ended June 30, 2024.

Portfolio and Investment Activity

As of June 30, 2025, Runway Growth’s investment portfolio had an aggregate fair value of $1.0 billion in 54 companies, comprising $962.5 million in loans, 97.8% of which are senior secured loans, and $62.5 million in warrants and other equity-related investments.

During the second quarter of 2025, Runway Growth funded two investments in new portfolio companies and one investment in an existing portfolio company, representing $38.7 million in funded loans, net of upfront loan origination fees.

Total portfolio investment activity for the three months ended June 30, 2025 and 2024 was as follows:

	Three Months Ended June 30,
	2025	2024
Beginning investment portfolio	$1,004,233	$1,016,332
Purchases of investments	38,719	75,383
PIK interest	4,093	2,687
Sales and prepayments of investments	(25,000)	(25,312)
Scheduled repayments of investments	(4,230)	(1,333)
Amortization of fixed income premiums or accretion of discounts	2,917	1,867
Net realized gain (loss) on investments	(1,501)	-
Net change in unrealized gain (loss) on investments	5,720	(6,300)
Ending investment portfolio	$1,024,951	$1,063,324

Net Asset Value

As of June 30, 2025, net asset value per share was $13.66, up 1% from $13.48 as of March 31, 2025. Total net assets at the end of the second quarter of 2025 were $498.9 million.

For the quarter ended June 30, 2025, our net increase in net assets resulting from operations was $16.8 million, or $0.45 per share, compared to a net increase in net assets resulting from operations of $1.9 million, or $0.05 per share, for the quarter ended March 31, 2025.

Liquidity and Capital Resources

As of June 30, 2025, the Company had approximately $297.0 million in available liquidity, including unrestricted cash and cash equivalents of $6.0 million and $291.0 million in available borrowing capacity under the Company’s credit facility, subject to existing terms, advance rates and regulatory and covenant requirements.

The Company ended the quarter with a core leverage ratio of approximately 105%, compared to 99% for the quarter ended March 31, 2025.

Distributions

On August 6, 2025, the Company’s board of directors (the "Board of Directors") declared total distributions of $0.36 per share, comprised of a regular quarterly distribution of $0.33 per share and a supplemental distribution of $0.03 per share, for stockholders of record as of August 18, 2025. Distributions are payable on September 2, 2025.

Recent Developments

The Company evaluated events subsequent to June 30, 2025 through August 7, 2025, the date the consolidated financial statements were issued. There have been no subsequent events that occurred during such period that would require recognition or disclosure, except as disclosed below.

From July 1, 2025 through August 7, 2025, the Company completed $20.0 million of additional debt commitments, of which $16.8 million was funded upon closing. In addition, the Company funded $0.3 million in unfunded commitments on existing investments. The Company also received $22.4 million in debt prepayments and $0.2 million in proceeds from the sale of equity positions.

Conference Call

Runway Growth will hold a conference call to discuss its second quarter ended June 30, 2025 financial results at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, August 7, 2025. To participate in the conference call or webcast, participants should register online at the Runway Investor Relations website. The earnings call can also be accessed through the following links:

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Conference Call
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Webcast

A live webcast will be available in the investor section of the Company’s website, and will be archived for 90 days following the call.

About Runway Growth Finance Corp.

Runway Growth is a growing specialty finance company focused on providing flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity. Runway Growth is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Runway Growth is externally managed by Runway Growth Capital LLC, an established registered investment advisor that was formed in 2015 and led by industry veteran David Spreng. For more information, please visit www.runwaygrowth.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Important Disclosures

Strategies described involve special risks that should be evaluated carefully before a decision is made to invest. Not all of the risks and other significant aspects of these strategies are discussed herein. Please see a more detailed discussion of these risk factors and other related risks in the Company’s most recent annual report on Form 10-K in the section entitled “Risk Factors”, and in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2025, which may be obtained on the Company’s website, www.runwaygrowth.com, or the SEC’s website, www.sec.gov.

IR Contacts:

Taylor Donahue, Prosek Partners, rway@prosek.com

Thomas B. Raterman, Chief Financial Officer and Chief Operating Officer, tr@runwaygrowth.com

RUNWAY GROWTH FINANCE CORP.

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share data)

	June 30, 2025	December 31, 2024
	(Unaudited)
Assets
Investments at fair value:
Non-control/non-affiliate investments at fair value (cost of $1,054,963 and $1,038,135, respectively)	$1,017,952	$1,005,328
Affiliate investments at fair value (cost of $4,551 and $59,198, respectively)	-	64,572
Control investments at fair value (cost of $6,550 and $6,550, respectively)	6,999	6,940
Total investments at fair value (cost of $1,066,064 and $1,103,883, respectively)	1,024,951	1,076,840
Cash and cash equivalents	5,960	5,751
Interest and fees receivable	8,873	8,141
Other assets	1,473	623
Total assets	1,041,257	1,091,355
Liabilities
Debt:
Credit facility	259,000	311,000
2026 Notes	25,000	95,000
2027 Notes	132,250	152,250
2028 Notes	107,000	-
Unamortized deferred financing costs	(7,302)	(5,918)
Total debt, less unamortized deferred financing costs	515,948	552,332
Incentive fees payable	14,491	14,106
Interest payable	8,190	7,743
Foreign currency forward contracts	1,359	-
Accrued expenses and other liabilities	2,395	2,305
Total liabilities	542,383	576,486
Net assets
Common stock, par value	365	373
Additional paid-in capital	549,859	557,992
Accumulated undistributed (overdistributed) earnings	(51,350)	(43,496)
Total net assets	$498,874	$514,869

Shares of common stock outstanding ($0.01 par value, 100,000,000 shares authorized)	36,532,020	37,347,428
Net asset value per share	$13.66	$13.79

RUNWAY GROWTH FINANCE CORP.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Investment income
From non-control/non-affiliate investments:
Interest income	$30,490	$30,935	$60,599	$65,390
Payment-in-kind interest income	3,987	2,330	7,638	6,537
Dividend income	188	-	506	-
Fee income	314	187	543	807
From affiliate investments:
Interest income	-	600	646	1,199
Fee income	-	-	256	-
Other income	168	141	357	269
Total investment income	35,147	34,193	70,545	74,202

Operating expenses
Management fees	3,944	3,946	7,953	7,898
Incentive fees	3,523	3,649	7,452	8,317
Interest and other debt financing expenses	11,764	10,867	22,051	21,727
Professional fees	677	253	1,131	915
Administration agreement expenses	663	472	1,288	1,036
Insurance expense	161	209	316	417
Tax expense	140	-	250	2
Other expenses	327	206	557	635
Total operating expenses	21,199	19,602	40,998	40,947
Net investment income	13,948	14,591	29,547	33,255

Net realized and net change in unrealized gain (loss)
Net realized gain (loss):
Non-control/non-affiliate investments	(1,501)	-	(4,387)	-
Affiliate investments	-	-	8,943	-
Net realized gain (loss) on investments	(1,501)	-	4,556	-
Net realized gain (loss) on forward contracts and foreign currency transactions	(11)	-	(11)	-
Net realized gain (loss)	(1,512)	-	4,545	-

Net change in unrealized gain (loss):
Non-control/non-affiliate investments	5,595	(6,484)	(4,204)	(11,549)
Affiliate investments	-	305	(9,925)	(1,247)
Control investments	125	(121)	59	(121)
Net change in unrealized gain (loss) on investments	5,720	(6,300)	(14,070)	(12,917)
Net change in unrealized gain (loss) on forward contracts and foreign currency transactions	(1,359)	-	(1,359)	-
Net change in unrealized gain (loss)	4,361	(6,300)	(15,429)	(12,917)

Net realized and unrealized gain (loss)	2,849	(6,300)	(10,884)	(12,917)

Net increase (decrease) in net assets resulting from operations	$16,797	$8,291	$18,663	$20,338
Net investment income per common share (basic and diluted)	$0.38	$0.37	$0.79	$0.84
Net increase (decrease) in net assets resulting from operations per common share (basic and diluted)	$0.45	$0.21	$0.50	$0.51
Weighted average shares outstanding (basic and diluted)	37,103,061	39,180,767	37,224,569	39,786,511